Exhibit 99.3

                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (this "AGREEMENT") is entered into as of the date set forth on the signature page hereof by and between Clean Energy Fuels Corp., a Delaware corporation (together with its successors and permitted assigns, the "COMPANY"), and Boone Pickens Interests, Ltd. (the "INVESTOR").

                                    RECITALS

         Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Company desires to issue and sell to the Investor, certain shares of the Company's common stock, par value $0.0001 per share (the "COMMON STOCK").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. SUBSCRIPTION AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Investor and the Investor subscribes for and will purchase from the Company the number of shares of Common Stock set forth on the signature page hereof (the "SHARES") for the aggregate purchase price set forth on the signature page hereof, which shall be equal to the product of the number of Shares subscribed for by the Investor multiplied by the Purchase Price. The Purchase Price will be equal to the market closing price on the date of sale as reported in the Wall Street Journal.

         2. REPRESENTATIONS AND WARRANTIES OF INVESTOR. The Investor represents and warrants to the Company that the statements contained in this Section 2 are truthful and accurate as of the date hereof:

                  a. This Agreement is a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms. The Investor is not required to make any filing with, or to obtain any permit, authorization, consent or approval from, any government or regulatory agency or any other third party in connection with the execution and delivery of this Agreement by the Investor, or the performance by the Investor of the transactions contemplated hereby, other than such filings as may be required under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any state blue sky laws. There is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Investor, threatened against the Investor which would prevent or hinder the Investor's performance of any obligations under this Agreement.

                  b. The Investor is familiar with the business, properties, operations and condition (financial and otherwise) of the Company, and has such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares.

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                  c. The Investor has such knowledge and experience in
financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities, so as to enable the Investor to utilize the information described in Section 2(b) to evaluate the risks and merits of an investment in the Shares and to protect the Investor's own interests.

                  d. The Investor is acquiring the Shares for the Investor's own account only and with no present intention of distributing or selling the Shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and has no arrangement or understanding with any person regarding the distribution or sale of the Shares in violation of the Securities Act. The Investor resides or is otherwise located at the address set forth on the signature page hereof.

                  e. The Investor understands that the Shares have not been registered under the Securities Act and are offered and sold to the Investor pursuant to an exemption from registration under the Securities Act. The Investor further understands that the certificate representing the Shares will have the following restrictive legend printed thereon.

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  f. As indicated above, the Investor's right to transfer the Shares offered and sold hereby will be restricted. These restrictions will require the Investor to hold the Shares indefinitely, unless the Shares are subsequently registered under the Securities Act and qualified or registered under other applicable state laws, or unless an exemption from such qualification or registration is available and confirmed by an opinion of counsel acceptable to the Company. The Investor understands that the Company has no present intention to register the Shares. After the periods of time described below, there may, but will not necessarily be, an exemption available under
Section 4(1) of the Securities Act in accordance with SEC Rule 144. Rule 144 allows for limited sales of restricted securities pursuant to Section 4(1) of the Securities Act after the securities have been held for one year, provided certain conditions are satisfied, including availability of public information about the issuer, restrictions on the amount of securities sold within a three month period, restrictions on the manner of sale, and the filing of a notice with the SEC. Rule 144 currently provides that the foregoing restrictions do not apply to a person who has held securities for six months and who has not been an "affiliate" of the issuer during the three months preceding the sale, other than the public information requirement. The term "affiliate" is defined in Rule 144 as a person who directly or indirectly controls, is controlled by or is under common control with the issuer. Executive officers, directors and persons who directly or indirectly own or control over 5% of the stock of an issuer are often deemed to be affiliates. The Company is under no obligation to take steps to ensure the availability of Rule 144, and the Investor should not assume that the Shares may be resold at any particular time in the future. The holding period for Rule 144 will commence when the Investor has paid the consideration for the Shares.

                  g. The Investor has not been aware of publication of any advertisement in connection with the issuance and sale of the Shares.

                  h. The Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  i. The Investor has obtained independent legal and tax advice concerning this Agreement and the tax consequences thereof to the Investor, or if not, has expressly waived the Investor's right to do so. The Investor has not relied on the Company or its representatives for any legal or tax advice.

                  j. The Investor understands that the Company is under no obligation to sell the Shares to the Investor unless the Company accepts and signs this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that the statements contained in this
Section 3 are truthful and accurate as of the date hereof.

                  a. The execution and delivery of this Agreement by the Company, and the performance of the Company's obligations hereunder, have been duly authorized by the board of directors of the Company, including the audit committee thereof, and no other proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  b. The Company is not required to make any filing with, or to obtain any permit, authorization, consent or approval from, any government or regulatory agency or any other third party in connection with the execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated hereby (except for such notices and filings as may be required by the Securities Act or the Exchange Act and any applicable state securities law after the completion of the transaction). There is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company which would prevent or hinder the Company's performance of its obligations under this Agreement.

         4. SURVIVAL. All representations, warranties, agreements and covenants made in this Agreement shall survive the execution of this Agreement.

         5. FURTHER ASSURANCES. The Investor shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         6. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, representation and warranties, written or oral, with respect thereto. This Agreement may be amended only by a written instrument signed by each of the parties, and the terms hereof may be waived only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. All notices given herein shall be in writing and shall be delivered to the addresses set forth on the signature page below, or to such other addresses as the Investor or the Company may designate.

         7. NO ASSIGNMENT. Neither this Agreement, nor any of the rights hereunder, may be assigned by the Investor without the written consent of the Company.

         8. GOVERNING LAW; DISPUTES. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within California. The parties hereby agree that any suit, action or other legal proceeding relating to this Agreement or the transactions contemplated hereby shall be conducted only in Orange County in the State of California. Each party hereby irrevocably consents and submits to the exclusive personal jurisdiction of, and venue in any federal or state court sitting in, such county for any such proceeding.

         9. EXPENSES. Each party shall bear all expenses incurred on behalf of such party in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby.

         10. COUNTERPARTS; EXHIBITS; HEADINGS. This Agreement may be executed in any number of original or facsimile counterparts, all of which together shall constitute one and the same instrument. The exhibits attached hereto are incorporated herein by this reference. The headings herein are for reference only and shall not affect the interpretation of this Agreement.

         11. NOTICE. Notices and other communications to be given to a party hereunder shall be in writing (including facsimile or other similar electronic transmission), personally delivered or sent by facsimile or other electronic transmission, overnight delivery with a nationally recognized delivery service or by registered or certified mail, return receipt requested, postage prepaid, to the Investor at the last address furnished to the Company by the Investor in writing or, in the case of the Company, at the principal offices of the Company, or at such other address as Investor or the Company may designate by giving written notice to the other party. Notices or other communications shall be deemed to be effective upon the earlier of (i) when received by the addressee, if delivered by hand, facsimile or similar form of electronic transmission, (ii) one (1) day after sent by facsimile or deposit with a nationally recognized overnight delivery service and (iii) two (2) days after mailing, if mailed.

         12. SEVERABILITY. If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement (or any of the agreements incorporated by reference) which can be given effect without the invalid provision or application.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Subscription Agreement as of September 24, 2008.

"THE COMPANY"

Clean Energy Fuels Corp.

By:/s/ Rick Wheeler
   ---------------------------------------
      Rick Wheeler, Chief Financial Officer

3020 Old Ranch Parkway, Suite 200
Seal Beach, CA 90740
Fax: 562-546-0097
E-mail address: rwheeler@cleanenergyfuels.com


"INVESTOR"

Name of Investor: BOONE PICKENS INTERESTS, LTD.  Address:

By: Robert L. Stillwell                          8117 Preston Road #260
    -------------------                          ----------------------

Name: Robert L. Stillwell                        Dallas TX 75225
      ------------------------------------       ---------------

Title: MANAGING PARTNER                          Fax: 217 750 9773
       ----------------                               ------------

                                                 E-mail address: ronb@bpcap.net
                                                                 --------------

By: /s/ Ronald D. Bassett
    ------------------------------------
Name: Ronald D. Bassett

Title: Managing Partner


Number of Shares subscribed for:                  319,488


Aggregate Purchase Price (see Section 1):         $4,999,987.20


Exact name to appear on stock certificate:        Boone Pickens Interests, Ltd.


                   [SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]